                                                                    EXHIBIT 10.4

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                          T&W LEASE BACKED TRUST 1997-1


                            LEASE BACKED CERTIFICATES


                         CERTIFICATE PURCHASE AGREEMENT


                           T&W FINANCIAL CORPORATION,
                                   as Company,

                         T&W FUNDING COMPANY 1, L.L.C.,
                                  as Transferor

                                       and

                       CENTRE SQUARE FUNDING CORPORATION,
                                  as Purchaser

                          Dated as of February 7, 1997



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

                      TABLE OF CONTENTS


Section 1.    Agreement to Purchase.................................................   2

Section 2.    Delivery and Payment..................................................   2

Section 3.    Purchase Price........................................................   2

Section 4.    Representations, Warranties and Agreements of the Transferor..........   3

Section 5.    Representations, Warranties and Agreements of the Company.............   4

Section 6.    Representations, Warranties and Agreements of the Purchaser...........   7

Section 7.    Conditions of the Purchaser's Obligation to Make the Initial Purchase.   8

Section 8.    Conditions to the Purchaser's Obligation to Make Additional Purchases.  10

Section 9.    Intention of the Parties..............................................  10

Section 10.   Expenses..............................................................  11

Section 11.   Survival..............................................................  11

Section 12.   Notices...............................................................  11

Section 13.   Severability of Provisions............................................  12

Section 14.   Counterparts..........................................................  12

Section 15.   Governing Law.........................................................  12

Section 16.   Successors and Assigns................................................  12

Section 17.   Waiver: Prior Agreements..............................................  12

Section 18.   Further Agreements....................................................  12

Section 19.   General Interpretive Principles ......................................  13

Section 20.   Bankruptcy............................................................  13




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

Section 21.   Limited Recourse......................................................  14
Section 22.   Amendments............................................................  14




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

                          T&W FUNDING COMPANY I, L.L.C.

                          T&W Lease Backed Trust 1997-1

                            Lease Backed Certificates

                         CERTIFICATE PURCHASE AGREEMENT


                                                   Dated: as of February 7, 1997



To the Purchaser named
on the signature page attached hereto


Ladies and Gentlemen:


            T&W Funding Company I, L.L.C. (the "Transferor") proposes, subject to the terms and conditions stated herein, to cause the Trust (as defined herein) to sell to you (the "Purchaser"), up to $100,000,000 principal amount of certificates (the "Commitment"), from time to time and as shall be agreed upon by the parties hereto, entitled 8.275% Lease-Backed Certificates (the "Certificates") issued by T&W Lease-Backed Trust 1997-1 (the "Trust"). The Certificates will evidence undivided ownership interests in the Trust, the corpus of which will include, among other things, the fight to receive certain payments which are due after January 1, 1997, or such later date specified on an Additional Purchase Certificate (as defined below) (each, a "Cut-Off Date") under a pool of equipment and vehicle leases ("Asset Interests"), which will be sold from time to time by the Transferor to the Trust pursuant to a Trust and Security Agreement, dated as of February 1, 1997 (the "Trust and Security Agreement"), among the Transferor, T&W Financial Corporation (the "Servicer"), as Servicer, and Norwest Bank Minnesota, National Association (the "Trustee"), as Trustee and as Backup Servicer. Such Trust and Security Agreement also will convey to the Trust a security interest in the Lease Contracts and the Equipment (as such terms are defined in the Trust and Security Agreement) leased pursuant to the Lease Contracts (or an assignment of a security interest in such Equipment). Each of the Transferor and the Servicer, in recognition of the benefits expected to accrue to it from the consummation of the transactions contemplated by the Trust and Security Agreement, makes the representations, warranties and covenants set forth in this Agreement.


            All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings set forth in the Trust and Security Agreement.

Section 1.  Agreement to Purchase.

            Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, on the date hereof, the Transferor agrees to cause the Trust to sell to the Purchaser, and the Purchaser agrees to purchase, the Certificates having the Percentage Interest as of the initial Cut-Off Date in the amount set forth in Schedule I hereto (the "Initial Purchase").

            For a period of time not to exceed the Funding Period (as defined in the Trust and Security Agreement), on any date occurring subsequent to the Closing Date (as defined below), the Transferor may sell additional Asset Interests to the Trust and cause the principal balance of the Certificates to increase in a cumulative principal amount up to the Commitment (each, an "Additional Purchase"). The Transferor shall, not later than five business days prior to the intended Delivery Date (as defined below), notify the Purchaser of its intention to cause an Additional Purchase to occur by delivery of an Additional Purchase Certificate (each an "Additional Purchase Certificate"), setting forth the amount of such Additional Purchase, the intended Delivery Date, the related Cut-Off Date and the date that a new Lease Schedule will be available. Upon receipt by the Purchaser of an Additional Purchase Certificate, such Additional Purchase shall occur (in an aggregate principal amount not to exceed the Commitment), subject to satisfaction of the terms and conditions contained herein.

Section 2.  Delivery and Payment.

            Delivery of the Certificates shall be made at the offices of Chapman and Cutler, 111 West Monroe, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, on February 6, 1997 (the "Closing Date"). The Closing Date and the date of each Additional Purchaser are each referred to herein as a "Delivery Date."

            Upon fulfillment of the foregoing and satisfaction of all conditions specified in Section 7 of this Agreement, with respect to the Initial Purchase, and Section 8 of this Agreement with respect to each Additional Purchase, the Purchaser shall pay to the Transferor the Purchase Price set forth in Section 3 of this Agreement.

Section 3. Purchase Price.

            The Purchase Price for the Certificates purchased by the Purchaser shall be 100% of the principal amount thereof (or such other amount as the Transferor and the Purchaser may agree in writing).

            Payment of the Purchase Price shall be made by the Purchaser by wire transfer of immediately available funds against delivery to the Purchaser of such Certificates (or in the case of an Additional Purchase, following an increase in the principal balance of the Certificates).



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

Section 4. Representations, Warranties and Agreements of the Transferor.

            The Transferor represents and warrants to, and agrees with, the Purchaser that, as of each Delivery Date:

                  (a) Under generally accepted accounting principles, the Transferor will report on its books the transfer of the Lease Receivables to the Trust pursuant to the Trust and Security Agreement and the sale of the Certificates as a sale of all of its right, title and interest in such Lease Receivables. The Transferor has been advised by its independent certified public accountants that they do not disagree with such treatment based on Statement No. 125 of the Financial Accounting Standards Board;

                  (b) The Lease Schedule, created as of January 1, 1997 with respect to the Initial Purchase, and each Additional Purchase Certificate as of the related Cut-Off-Date set forth on such Additional Purchase Certificate with respect to each Additional Purchase, which has been made available to you by the Transferor was complete as of the date thereof and includes in accurate description of the Lease Contracts in which a security interest is being transferred to the Trust under the Trust and Security Agreement;

                  (c) The Certificates will be duly and validly authorized and, when the Certificates are executed, issued, authenticated and delivered pursuant to the Trust and Security Agreement and this Purchase Agreement, such Certificates will be duly and validly entitled to the benefits of the Trust and Security Agreement and to the benefits of the Certificate Guaranty Insurance Policy Number 23074 (the "Surety Bond"), issued by MBIA Insurance Corporation ("MBIA");

                  (d) The representations and warranties made by the Transferor in the Contribution Agreement, the Insurance Agreement and the Trust and Security Agreement are true and correct in all material respects on the related Delivery Date;

                  (e) Any taxes, fees and other governmental charges payable by the Transferor in connection with the execution and delivery of the Contribution Agreement, the Trust and Security Agreement and this Purchase Agreement, the transfer of the Trust Property to the Trust, and the execution, delivery and sale of the Certificates, have been or will be paid at or prior to the related Delivery Date;

                  (f) Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate of any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto, require qualification of the Trust and Security Agreement under the Trust Indenture Act of 1939, or require registration of the Trust under the Investment Company Act of 1940, nor will the Transferor act, nor has it authorized or will it authorize any person to act, in such manner with respect to any Certificate;

                  (g) The Transferor will own on each Delivery Date the Trust Property being conveyed to the Trust under the Trust and Security Agreement on such date (other than Equipment or Leased Leased Vehicles not owned by the Company on such date), free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance, and will not have assigned, conveyed, pledged or otherwise transferred to any other person any of its right, title or interest in such Trust Property or in such Trust and Security Agreement or the Certificates being issued pursuant thereto; the Transferor has full power and authority to convey all right, title and interest of the Transferor in such Trust Property to the Trust under the Trust and Security Agreement and has duly authorized each such conveyance to the Trustee by all necessary corporate action; and

                  (h) On each Delivery Date, the Trust Property purported to be transferred on such date will have been duly and validly conveyed by the Transferor to the Trustee under the Trust and Security Agreement, and the Trust and Security Agreement will convey to the Trustee, for the benefit of the Holders of the Certificates, all right, title and interest of the Transferor in and to such Trust Property and any distributions thereon and income and proceed, thereof, free and clear of the claims of any persons (including creditors of the Transferor) and the Transferor will have granted to the Trustee a valid, perfected, first priority security interest in the related Lease Contracts and granted or assigned to the Trustee a valid security interest in each item of related Equipment or Vehicle, perfected to the extent specified in Section 4.03 of the Trust and Security Agreement, but such security interest may be subject to (a) liens for taxes arising under the laws of the state in which a Contract was originated or to which the related Equipment or Vehicle may have been relocated and (b) other liens, security interests or encumbrances that are given priority over a properly perfected security interest under the laws of the state in which any Equipment or Vehicle shall be located from time to time.

Section 5. Representations, Warranties and Agreements of the Company.

            The Company represents and warrants to, and agrees with, the Purchaser that, as of each Delivery Date:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington with its chief executive office located at 6416 Pacific Heights E., Tacoma, Washington 98424, and has the power to own its assets and to transact the business in which it is presently engaged;

                  (b) The Company has the power, authority and legal right to execute, deliver and perform the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Interest Rate Hedge Assignment dated as of February 7, 1997 between the Company and CoreStates Bank, N.A., as Collateral Agent (the "Hedge Assignment") and this Purchase Agreement, and the execution, delivery, and performance of the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment and this Purchase Agreement have been duly authorized by the Company by all necessary corporate action;

                  (c) Each of the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Hedge Assignment, the Insurance Agreement, and this Purchase Agreement, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity;

                  (d) The consummation of the transactions contemplated by the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment and this Purchase Agreement and the fulfillment of the terms therein will not conflict with or result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the charter documents or By-Laws of the Company, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, claim or encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other such instrument, other than as created pursuant to the Contribution Agreement and the Trust and Security Agreement, or violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties; and there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened or contemplated that would result in a material modification, suspension or revocation thereof,

                  (e) There are no proceedings or investigations to which the Company, or any of the Company's Affiliates, is a party pending, or, to the knowledge of the Company, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment, this Purchase Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment, this Purchase Agreement or the Certificates or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment, this Purchase Agreement or the Certificates;

                  (f) All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment, and this Purchase Agreement or in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Purchase Agreement have been or will be taken or obtained on or prior to each Delivery Date;

                  (g) Under generally accepted accounting principles, the Company will report the contribution of the Lease Contracts and the Equipment by the Contributors (as defined in the Contribution Agreement) to the Transferor pursuant to the Contribution Agreement, the transfer of the Lease Receivables from the Transferor to the Trust pursuant to the Trust and Security Agreement, and the sale of the Certificates, as a sale of all of its right, title and interest in such Lease Receivables and Equipment. The Company has been advised by its independent certified public accountants that they do not disagree with such treatment based on Statement No. 125 of the Financial Accounting Standards Board;

                  (h) The Lease Schedule created as of January 1, 1997 with respect to the Initial Purchase, and each Additional Purchase Certificate as of the related Cut-Off Date set forth on such Additional Purchase Certificate with respect to each Additional Purchase, which has been made available to you by the Transferor was complete as of the date thereof and includes an accurate description of the Lease Contracts in which a security interest is being transferred to the Trust under the Trust and Security Agreement;

                  (i) When the Certificates are executed, issued, authenticated and delivered pursuant to the Trust and Security Agreement and this Purchase Agreement, such Certificates will be duly and validly entitled to the benefits of the Trust and Security Agreement and to the benefits of the Surety Bond;

                  (j) The representations and warranties made by the Company in the Contribution Agreement, the Servicing Agreement, the Insurance Agreement and the Trust and Security Agreement are true and correct in all material respects on each Delivery Date;

                  (k) Any taxes, fees and other governmental charges payable by the Company in connection with the execution and delivery of the Contribution Agreement, the Trust and Security Agreement, the Servicing Agreement, the Insurance Agreement, the Hedge Assignment, and this Purchase Agreement, the contribution of the Lease Assets (as defined in the Contribution Agreement) to the Transferor, and the execution, delivery and sale of the Certificates, have been or will be paid at or prior to the Delivery Date or;

                  (1) Neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Certificates under the 1933 Act, or which would render the disposition of the Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto, require qualification of the Trust and Security Agreement under the Trust Indenture Act of 1939, or require registration of the Trust under the Investment Company Act of 1940, nor will the Company act, nor has it authorized or will it authorize any person to act, in such manner with respect to any Certificate;

                  (m) On each Delivery Date, each of the Lease Contracts will meet the criteria for selection described in the Contribution Agreement; and

                  (n) To the extent, if any, that the rating provided with respect to the Certificates by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall furnish such documents and take any such action.

Section 6. Representations, Warranties and Agreements of the Purchaser.

            The Purchaser hereby represents and warrants as of each Delivery Date to the Company and the Transferor to the effect that:

                  (a) The Purchaser understands that the Certificates have not been registered under the 1933 Act or the securities laws of any state.

                  (b) The Purchaser is acquiring its Certificate for investment for its own account only and not for any other person.

                  (c) The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificates.

                  (d) The Purchaser has been furnished with all information regarding the Certificates that it has requested from the Company, the Trustee or the Transferor.

                  (e) Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificates or any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the 1933 Act or that would render the disposition of the Certificates a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificates.

Section 7. Conditions of the Purchaser's Obligation to Make the Initial
           Purchase.

            The Purchaser's obligation to purchase the Certificates on the Closing Date shall be subject to the accuracy of the representations and warranties of the Transferor and the Company herein as of the date thereof, to the performance by the Transferor and the Company of their respective obligations hereunder and to the following additional conditions:

                  (a) All of the respective representations and warranties of the Company or the Transferor contained in the Contribution Agreement, this Purchase Agreement, the Insurance Agreement, the Hedge Assignment, the Swap Agreement, the Servicing Agreement and the Trust and Security Agreement shall be true and correct as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, would constitute a default under the Trust and Security Agreement, the Insurance Agreement, the Hedge Assignment, the Swap Agreement, the Servicing Agreement or the Contribution Agreement;

                  (b) All conditions to closing required to be fulfilled pursuant to Section 4.01 of the Trust and Security Agreement shall have been fulfilled and the Purchaser shall have received all of the documents and certificates (other than the original executed Lease Contracts) listed in such Section;

                  (c) All conditions to issuance of the Surety Bond required to be fulfilled pursuant to Section 3.02 of the Insurance Agreement shall have been fulfilled and such Surety Bond shall have been issued;

                  (d) Chapman and Cutler, special counsel for the Company and the Transferor, shall have furnished to the Purchaser its written opinions, dated the Closing Date, in form and substance satisfactory to the Purchaser, substantially in the forms attached hereto as Exhibit A;

                  (e) Chapman and Cutler, special counsel to the Company, shall have rendered directly to the Purchaser, or furnished to the Purchaser, a letter permitting the Purchaser's reliance on, each of its opinions rendered to the Rating Agencies;

                  (f) Kenneth W. McCarthy, Jr., counsel to the Company and the Transferor, shall have furnished to the Purchaser his written opinions, dated the Closing Date, in form and substance satisfactory to the Purchaser, substantially in the forms attached hereto as Exhibit C;

                  (g) Counsel to the Trustee, shall have furnished to the Purchaser his written opinion, dated the Closing Date, in form and substance satisfactory to the Purchaser, opining on such matters as the Purchaser may reasonably request;

                  (h) Kutak Rock, counsel to MBIA, shall have furnished to the Purchaser its written opinion, dated the Closing Date, in form and substance satisfactory to you, opining on such matters as you may reasonably request;

                  (i) The purchase of such Certificates by the Purchaser shall not result in a lowering of the rating of the commercial paper notes issued by the Purchaser and the Purchaser shall have received a letter from each of Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies ("S&P") confirming their rating of such commercial paper notes;

                  (j) Any taxes, fees and other governmental charges which are due and payable in connection with the execution, delivery and performance of the Contribution Agreement, the Trust and Security Agreement, the Insurance Agreement, the Hedge Assignment, the Swap Agreement, the Purchase Agreement, the Servicing Agreement and the Certificates shall have been paid at or prior to the Closing Date;

                  (k) All other terms and conditions of this Purchase Agreement shall have been complied with;

                  (1) The Purchaser shall have received a Certificate, dated the Closing Date and signed by a duly authorized officer of the Transferor and authenticated by the Trustee, registered in the Purchaser's name or in the name of the Purchaser's nominee;

                  (m) On or prior to the Closing Date, the Transferor and Company shall have filed the financing statements described in Section
      4.01 of the Trust and Security Agreement, and all taxes and fees due in connection with such filing shall have been paid in full or duly provided for;

                  (n) All proceedings taken in connection with the sale of the Certificates and all documents and papers relating thereto shall be satisfactory to the Purchaser; and

                  (o) The Transferor shall have paid, at the closing on the Closing Date, the fees and disbursements of the Purchaser's special counsel, which are reflected in the statements of the Purchaser's special counsel delivered on or before the Closing Date. Promptly upon receipt of supplemental statements after the Closing Date, the Transferor will pay such additional fees and disbursements of the Purchaser's special counsel which were not reflected in the statements of the Purchaser's special counsel on the Closing Date.

Section 8. Conditions to the Purchaser's Obligation to Make Additional
           Purchases.

            The Purchaser's obligation to make Additional Purchases on any Delivery Date shall be subject to the accuracy of the representations and warranties of the Transferor and the Company herein as of the date thereof, and to the performance of the Transferor and the Company of their respective obligations hereunder and to the following additional conditions:

                  (a) All other terms and conditions of this Purchase Agreement shall have been complied with; and

                  (b) All conditions required to be fulfilled pursuant to
      Section 4.02 of the Trust and Security Agreement shall have been fulfilled and the Purchaser shall have received all of the documents and certificates (other than the original executed Lease Contracts) listed in such Section.

Section 9. Intention of the Parties.

            The Trust and Security Agreement and the Certificates have been structured with the intention that the Certificates will qualify under applicable tax law as indebtedness of the

Transferor, and the Transferor, the Trustee, the Servicer, any Subservicer and the Purchaser by acceptance of its Certificate (and any person which is the beneficial owner of any interest in a Certificate, by virtue of such person's acquisition of a beneficial interest therein) agrees to treat the Certificates for purposes of federal, state and local income or franchise taxes, and any other tax imposed on or measured by income, as indebtedness of the Transferor. The Purchaser agrees that it will cause any person acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness for such tax purposes.

Section 10. Expenses.

            All costs and expenses incurred in connection with the transfer and delivery of the Trust Property and the issuance of the Certificates, including Trustee's fees, fees for financing statement filings and continuations and the Company's, the Trustee's, MBIA's and the Transferor's attorney's and accountant's fees and the Purchaser's attorney's fees shall be paid by the Company and the Transferor.

Section 11. Survival.

            The Company and the Transferor agree that the representations, warranties and covenants made by each of them in this Agreement, in the Contribution Agreement, in the Servicing Agreement, in the Trust and Security Agreement, and in any document, certificate or other instrument delivered pursuant hereto or thereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Purchaser, and that the representations, warranties and covenants made by the Company and the Transferor in this Agreement, in the Trust and Security Agreement, in the Servicing Agreement, in the Contribution Agreement, or in any such document, certificate or other instrument shall survive the delivery of and payment for the Certificates.

Section 12. Notices.

            (a) All communications provided for or permitted under this Agreement shall be in writing and shall be deemed to have been daily given if personally delivered (including by express courier) or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the Purchaser, at the address set forth in Schedule I hereto, if to the Transferor, addressed to the Transferor at 6416 Pacific Heights E., Tacoma, Washington 98424, Attention:
President, and if to the Company, addressed to the Company at 6416 Pacific Heights E., Tacoma, Washington 98424, Attention: President or to such other addresses as the parties may have designated in writing to the other parties.

            (b) The Transferor shall cause the instructions with respect to payments on the Certificates and notification thereof to be reflected in the Certificate Register, and all payments and notifications thereof to the Purchaser, pursuant to Section 2.08 of the Trust and Security Agreement, to be made in accordance therewith.

Section 13. Severability of Provisions.

            Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to this Agreement shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

Section 15. Governing Law.

            THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 16. Successors and Assigns.

            This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 17. Waiver: Prior Agreements.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 18. Further Agreements.

            The Purchaser, the Transferor and the Company agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 19. General Interpretive Principles.

            For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

                  (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

                  (c) references herein to "Articles," "Sections," "Subsections," "paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

                  (d) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

                  (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

                  (f) the term "include" or "Including" shall mean without limitation by reason of enumeration.

Section 20. Bankruptcy.

            (a) The Transferor and the Company under this Agreement agree that it will not institute against, or join any person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under the laws of any jurisdiction, for one year and a day after the latest maturing commercial paper note relating to the purchase of the Certificates issued by the Purchaser and outstanding is paid in full. The obligations of the Transferor and the Company under this Section 20 shall survive termination of this Agreement.

            (b) The Purchaser agrees that during the terms of the Trust and Security Agreement and for one year and one day after the termination of the Trust and Security

Agreement, the Purchaser will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Transferor.

Section 2 1. Limited Recourse.

            (a) The Purchaser agrees that the Certificates shall be limited recourse obligations of the Transferor payable solely from the Trust Property.

            (b) The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any sums in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, or against any affiliate, employee, officer, director, incorporator or stockholder of the Purchaser. The Transferor and the Company agree that the Purchaser shall be liable for any claims that any such party may have against the Purchaser only to the extent the Purchaser has Excess Funds (as defined in that certain Liquidity Agreement, dated as of February 7, 1997, among the Purchaser, CoreStates, N.A. and the Liquidity Banks parties thereto, relating to the purchase of the Certificates).

Section 22. Amendments.

            Any provision of this Certificate Purchase Agreement may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Purchaser, the Company and the Transferor and prior written notice is given to S&P and Moody's; and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given, provided that such action will not cause either S&P or Moody's to reduce its rating of the commercial paper notes issued by the Purchaser.

            IN WITNESS WHEREOF, the Purchaser, the Transferor and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                Very truly yours,

                                T&W FUNDING COMPANY I, L.L.C.

                                By: /s/ MICHAEL A. PRICE
                                   -------------------------------------------
                                Name: Michael A. Price
                                      ----------------------------------------
                                Title:  President
                                      ----------------------------------------
                                T&W FINANCIAL CORPORATION




                                By: /s/ MICHAEL A. PRICE
                                   -------------------------------------------
                                Name: Michael A. Price
                                      ----------------------------------------
                                Title:  Chief Executive Officer
                                      ----------------------------------------


The foregoing Agreement is hereby
accepted and entered into as of the
date first written above,


CENTRE SQUARE FUNDING CORPORATION,
     as Purchaser

By: /s/ FRANK BILOTTA
   ---------------------------------

Name:   FRANK BILOTTA
     -------------------------------

Title: VICE PRESIDENT
      ------------------------------

                                   SCHEDULE I

                                       to

                         Certificate Purchase Agreement

                                                   Percentage
Purchaser                                           Interest
---------                                          ---------

CENTRE SQUARE FUNDING CORPORATION                  100%


(1) All payments on account of the Certificates shall be made by bank wire transfer of federal or other immediately available funds (identifying each payment a T&W Lease Backed Trust 1997-1, Lease Backed Certificates, and the due date and application as among principal or interest to each of such Certificates) for credit to:

     Bank:               CoreStates Bank, N.A.
     ABA Number:         031000011
     For The Benefit of: Centre Square Funding Corporation - Operating A/C
     Account Number:     14116-03433
     contact:            Cindy Barton (215) 973-4338

(2) Address for all notices relating to payments and written confirmations of such wire transfers and all other communications and notices.

     Centre Square Funding Corporation
     c/o CoreStates Capital Markets Group
     FC 1-8-12-1
     1345 Chestnut Street
     Philadelphia, PA 19101-7618
     Attention: CP Administration

(3)   Taxpayer Identification No.: 13-3865061



                                      -i-